File No. 333-157010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALARMING DEVICES, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

3600

(Primary Standard Industrial Classification Code Number)

26-3062327

(I.R.S. Employer Identification Number)

112 North Curry Street, Carson City, Nevada 89703

(775) 284-3707

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

STATE AGENT AND TRANSFER SYNDICATE, INC.

112 North Curry Street, Carson City, Nevada 89703

(775) 882-1013

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	2,000,000	$0.03	$60,000	$2.36

(1) The offering price has been arbitrarily determined by the companyand bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

Alarming Devices, Inc.

2,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Alarming Devices, Inc. (“AD”) and it is not presently traded on any market or securities exchange. 2,000,000 shares of common stock are being offered for sale by the company to the public.

The price per share will be $0.03. AD will be selling all the shares and will receive all proceeds from the sale. The company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

As of the date of this prospectus our auditors have issued a going concern comment on our Company.

As of the date of this prospectus there is currently no market for the company’s shares.

The date of this prospectus is March 29, 2009

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ____________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about Alarming Devices, Inc.

Alarming Devices, Inc. (“AD, “we”, “the company”) was incorporated in the State of Nevada as a for-profit company on July 22nd, 2008 and established a fiscal year end of August 31. We are a development-stage company formed to import from China a reliable and affordable component based wireless alarm system. It is the company’s intention to import and distribute its products throughout the united states through dealers and resellers and independent alarm installers. It is not the Company’s objective to sell its products directly to the end consumer. The Company has not yet commenced its importing activities and has been researching mostly web based products available from China. The company has spoken with a bilateral trade company based in China that specialized in locating specific products for US importers. The Company intends to begin getting price quotes from manufacturers in China within 120 days of the prospectus becoming effective. The Company will directly maket to resellers and distributors.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703, our telephone number is (775) 284-3707. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

As of February 28, 2009, the end of the most recent fiscal quarter, AD had raised $5,000 through the sale of its common stock. There is $2,123 cash on hand in the corporate bank account. The company currently has $9,646 in liabilities. In addition, the company anticipates incurring costs associated with this offering totaling approximately $5,700. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the company filed with this prospectus.

Summary of the Offering by the Company

AD has 5,000,000 shares of common stock issued and outstanding and is registering additional 2,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 2,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.03 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. AD will receive all proceeds from the sale of the common stock.

Securities being offered by the company, common stock, par value $0.001	2,000,000 shares of common stock are offered by the company.
Offering price per share by the company.	A price, if and when the company sells the shares of common stock, is set at $0.03.
Number of shares outstanding before the offering of common shares.	5,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	7,000,000 common shares will be issued and outstanding after this offering is completed.

Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.03.

AD may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if AD’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

AD will receive all proceeds from the sale of the common stock. If all 2,000,000 common shares being offered are sold, the total gross proceeds to the company would be $60,000. The company intends to use the proceeds from this offering (i) to pay for International business trips to China in order to negotiate with suppliers, estimated at $4,500 (ii) to fund the company's sales and marketing initiatives, estimated at $26,000; (iii) Storage and product stock purchase related costs estimated to be $23,000 (iv) and administrative expenses estimated to cost $800. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,700 are being paid for by AD.

Termination of the offering

The offering will conclude when all 2,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. AD may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. AD has not authorized anyone to provide you with information different from that which is contained in this prospectus. The company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of February 28, 2009
Total Assets	$2,123
Total Liabilities	$9,646
Shareholder’s Equity	($7,523)
Operating Data	July 22, 2008 (inception) through February 28, 2009
Revenue	$ -
Net Loss	($12,523)
Net Loss Per Share	$ -

As shown in the financial statements accompanying this prospectus, AD has had no revenues to date and has incurred only losses since its inception. The company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The company considers the following to be the most significant material risks to an investor regarding this offering. AD should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Associated with Our Financial Condition

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF AD TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report dated October 16, 2008 and March 18,2009; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to AD, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See “August 31, 2008 Audited Financial Statements and February 28, 2009 Reviewed Financial Statements- Auditors Reports.”

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

IF WE ARE UNABLE TO SUCCESSFULLY MANAGE GROWTH, OUR OPERATIONS COULD BE ADVERSELY AFFECTED

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial condition and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

IF WE DO NOT OBTAIN ADDEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning revenues once we have started our sales activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See “Description of Business.”

No assurance can be given that the company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the company are also speculative, and it is possible that we could be unable to satisfy them. The company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.03 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. AD’ assets do not substantiate a share price of $0.03. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, DILLUTING THE CURRENT SHARE HOLDERS’ EQUITY

The company has 75,000,000 authorized shares, of which only 5,000,000 are currently issued and outstanding and only 7,000,000 will be issued and outstanding after this offering terminates. The company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

BECAUSE WE WILL BE SUBJECT TO THE "PENNY STOCK" RULES ONCE OUR SHARES ARE QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

BECAUSE OUR SOLE OFFICER AND DIRECTOR, MR. MOREIRA OWNS 100% OF OUR OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT CORPORATE DECISIONS INFLUENCED BY HIM ARE INCONSISTENT WITH THE BEST INTERESTS OF OTHER STOCKHOLDERS.

Andre Moreira is our sole officer and Director. He owns 100% of the outstanding shares and will own 71.4% after this offering is completed. Accordingly, he will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Moreira may still differ from the interests of the other stockholders

Risks Related to Investing in Our Company

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN SUSPENTION OR END OF OUR OPERATIONS

We were incorporated on July 22nd, 2008 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our products; fluctuations in the demand; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

IN THE CASE OF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

Risks Related to Our Securities

IF OUR COMMON STOCK IS QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD OR TRADED AND A PUBLIC MARKET FOR OUR COMMON STOCK DEVELOPS, SHORT SELLING COULD INCREASE THE VOLATILITY OF OUR STOCK PRICE

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale.

Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

IF OUR SHARES ARE QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD, WE WILL BE REQUIRED TO REMAIN CURRENT IN OUR FILINGS WITH THE SEC AND OUR SECURITIES WILL NOT BE ELIGIBLE FOR QUOTATION IF WE ARE NOT CURRENT IN OUR FILINGS WITH THE SEC

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Risks Associated with Management and Control Persons

AS THE COMPANY’S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERUPTIONS OR BUSINESS FAILURE

Mr. Moreira, our sole officer and director, has other business interests and currently devotes approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Moreira, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company’s business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the company’s business. However, he may not be able to devote sufficient time to the management of the company’s business, which may result in periodic interruptions in implementing the company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the entire business. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN OPERATING AD'S BUSINESS, OUR BUSINESS PLAN MAY FAIL

Our management does not have any specific training in running a wireless alarm system business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Risks Related to the Company’s Market and Strategy

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

AD is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on July 22nd, 2008 and to date we have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the company’s planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar products, the entry of new competitors into the wireless alarm system industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions in the alarm system industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

COMPANY'S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY

The implementation of the company’s marketing strategy will depend on a number of factors. These include our ability to establish a significant customer base and maintain favorable relationships with customers and partners, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems; hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. The inability of the company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE

The company’s growth strategy is substantially dependent upon its ability to market its wireless alarm system successfully to prospective clients. However, its products may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the company’s products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

THE COMPANY MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH

The company expects to experience continuous growth for the foreseeable future. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the company’s financial condition or the results of its operations.

Risks Related to Investing in Our Business

OUR PRODUCT MAY NOT BE ABLE TO DISTINGUISH ITSELF IN THE MARKET

There are a wide range of companies that offer similar products. If we are unable to demonstrate clearly that our wireless systems are reliable and our alarm system is affordable to almost everyone, we may be unable to attract enough clients.

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST

Because we are a small business, with limited assets, we are not able to assume significant additional costs to operate. If we are unable to make any necessary change in the company structure, do the proper negotiations with the suppliers or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

IF NEW COMPETITORS ENTER THR MARKET AND EMULATE OUR BUSINESS MODEL, OUR SALES AND PROFITABILITY MAY BE NEGATIVELY MATERIALLY IMPACTED

There is no assurance that there will not be future competition from other companies that could potentially enter the market and try to emulate our business model. This could result in a decrease in revenue, reduced operating margins and a loss of market share for us at a later date. To remain competitive in both revenue and access to resources and capital, we may be required to make substantial investments in our advertising, distribution network, and sales and marketing activities. In addition, in the event that competitors enter the marketplace, we might face pressure from competitors on the sales prices of our wireless alarm system, as well as from potential customers. As a result of any of these factors, there could be a material adverse effect on our sales and profitability.

BECAUSE OUR BUSINESS PLAN INCLUDES FORMING BUSINESS ALLIANCES WITH THIRD PARTY BUSINESSES, AND THERE IS NO GUARANTEE THAT WE WILL BE ABLE TO FIND SUCH LIKE-MINDED "STRATEGIC PARTNERS," WE MAY BE UNABLE TO PURSUE OUR INTENDED COURSE OF BUSINESS, AND OUR BUSINESS MAY FAIL.

Our business plan anticipates us functioning in tandem with one or more wireless alarm system businesses or companies from China (our “Strategic Partners”) that will produce our product. To date, we have not found such a Strategic Partner, and there is no guarantee that we will be able to identify one or that any potential Strategic Partner would be amendable to participating with us in pursuing our existing business model. Failure to secure a Strategic Partner will likely have a negative material impact on our operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth theuses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$15,000	$30,000	$45,000	$60,000
Less: OFFERING EXPENSES	=========	=========	==========	=========
Legal & Accounting	4,000	4,000	4,000	4,000
Printing	200	200	200	200
Transfer Agent	1,500	1,500	1,500	1,500
TOTAL	$5,700	$5,700	$5,700	$5,700

Less: BUSINESS TRIPS
Business trips to China:	2,500	3,000	3,500	4,500
TOTAL	$2,500	$3,000	$3,500	$4,500

Less: MARKETING
TV Commercials:	-	12,000	19,500	24,000
Website:	1,500	800	1,500	2,000
TOTAL	$1,500	$12,800	$21,000	$26,000

Less: PRODUCT STOCK AND RENT
Product stock:	$4,800	7,500	12,000	20,000
Storage space rent:	200	500	2,000	3,000
TOTAL	$5,000	$8,000	$14,000	$23,000
Less: ADMINISTRATION EXPENSES
Office supplies, Stationery, Telephone, Internet	300	500	800	800
TOTAL	$300	$500	$800	$800
	=========	==========	==========	=========
TOTALS	$15,000	$30,000	$45,000	$60,000

The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by AD and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly greater than the price paid by the company’s sole officer and director for common equity since the company’s inception on July 22nd, 2008. The company’s sole officer and director paid $0.001 per share, a difference of $0.029 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.03
Net tangible book value per share before offering	$0.0015
Potential gain to existing shareholders	$60,000
Net tangible book value per share after offering	$0.0067
Increase to present stockholders in net tangible book value per share after offering	$0.0082
Capital contributions	$60,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholders	5,000,000
Percentage of ownership after offering	71.4%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.03
Dilution per share	$0.023
Capital contributions	$60,000
Percentage of capital contributions	92.3%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	28.6%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.03
Dilution per share	$0.025
Capital contributions	$45,000
Percentage of capital contributions	90.0%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	23.1%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.03
Dilution per share	$0.027
Capital contributions	$30,000
Percentage of capital contributions	85.7%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	16.7%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.03
Dilution per share	$0.030
Capital contributions	$15,000
Percentage of capital contributions	75.0%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	9.1%

PLAN OF DISTRIBUTION

5,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional of 2,000,000 shares of its common stock for possible resale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

AD will receive all proceeds from the sale of those shares. The price per share is fixed at $0.03 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The Company will file a post effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange. Prior to being quoted on the OTCBB, the company may sell its shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to seek a listing on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by the company must be made at the fixed price of $0.03 until a market develops for the stock.

The offering will conclude when all 2,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. AD may at its discretion extend the offering for an additional 90 days. Further, the company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be occasionally sold in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale. Such prices will be determined by the company or by agreement between both parts.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which AD has complied.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

AD will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71.4%of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, AD will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Chang G. Park, CPA – PCAOB Practice, 2667 Camino Del Rio South Plaza B, San Diego, CA, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70TH Street, Seattle, Washington , our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On July 22nd, 2008, Andre Luiz Nascimento Moreira, president and sole director, incorporated the company in the State of Nevada and established a fiscal year end of August 31. The objective of this corporation is to enter into the wireless alarm industry.

Alarming Devices, Inc. intends to import from China and supply a reliable and affordable home and commercial wireless alarm system to resellers and distributors in North America. The company will import and distribute through certified resellers that will install and provide end user support. The company will also allow resellers to customer label the products so they could have the opportunity to create their own “house” brand. The Company would import and hold products with a shipping agent that would pick and ship for the company contractually to help control fixed costs.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703; our telephone number is (775) 284-3707. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

The Company has not yet implemented its business model and to date has generated no revenues.

AD has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

Crime Statistics

•	There were an estimated 9,983,568 property crimes in the US Nation in 2006.
•	In 2006, the rate of property crime offenses was estimated at 3,334.5 property crimes per 100,000 inhabitants.
•	Two-thirds of all property crimes were larceny-thefts.
•	Property crimes accounted for an estimated $17.6 billion dollars in losses.

From: http://www.fbi[dot].gov/ucr/cius2006/offenses/property_crime/index.html

•	The FBI reports a burglary occurs every 15 seconds.[1]
•	A home without a security system is 2 to 3 times more likely to be burglarized.[2]
•	90% of police believe home monitored alarms help deter burglary attempts.[3]

•	Over 1.4 million home invasions occurred in 2005.[1]
•	61.4% of residential burglaries in 2005 took place during the day, between 6 a.m. and 6 p.m.[1]
•	The average dollar loss per burglary offense in 2005 was $1,725.[1]

1. Federal Bureau of Investigation, 2005 National Crime Report.

2. Simon Hakim, Temple University.

3. International Association of Chiefs of Police.

From: http://www.brinkshomesecurity.[dot]com/home-security-resources/crime-fire-statistics.htm

In 2000, Americans spent an estimated $17.5 billion on professionally installed electronic security products and services. (This figure includes monthly monitoring fees); previous totals are: $16.2 billion in 1999, $14.9 billion in 1998.

Spending on electronic security products and services was growing at estimated 8.7 percent per year.

In 2000, an average of approximately 12,000 businesses nationwide were classified as "alarm installing entities."

By the end of 2001, it was projected that approximately 17.5 percent of the households in the United States would be protected by professionally installed and monitored electronic burglar alarm systems.

From 1990 to 2000, consumers spent more than $42.8 billion on home security installations (This figure includes monitoring costs).

From: http://www.home-security-systems.[dot]net/Security_Statistics.php

Description of our Products

•

Voice Dialer/Console: will have a loud siren that will sound when receive signal from the Wireless Door/Window sensor or the Passive Infrared Motion Detector. Armed and disarmed with both the remote control and the Key Chain Remote. Transmits signals over house wiring to modules which flash lights on and off. Dials up to 4 phone numbers and gives a 15 second message with the client’s own voice. Has a microphone to allow the called numbers listen-in in any emergency.

•	Remote Control: Arms and disarms “in home” or “away” mode.
•	Key Chain Remote: Arms and disarms from the driveway.
•	Wireless Door/Window Sensor: Transmits wireless signals to the Console when a door or window is opened.
•	Passive Infrared Motion Detector: Wireless, battery operated. Protect areas with more than one entrance.
•	Lamp Module: Flashes a lamp on and off when the alarm trips.

We intend to import and supply from China a wireless alarm system that will protect any home or commercial building with door/window sensors and motion detectors. It will be possible to arm and disarm from either an Automation Remote Control or the Key Chain Remote Control.

When the alarm is tripped, a piercing siren built into the console will be activated. At the same time, all controlled lights in the home will be flashed on and off, making it easier for police to identify where the break-in has occurred.

If the alarm is not disarmed within the few seconds using one of the security coded remote controls, the security system console will automatically dial up to four numbers and will play a message that the homeowner records. The listener(s), (a friend, family member and/or a neighbor) then has the option of pressing a key on his or her phone to activate a microphone on the console to listen in.

Every sensor installed will be self-checking, and if any fail to report in to the base console at the correct time interval, the sensor's zone indicator on the alarm console will flash an alert. If the owner tries to arm the system, a special warning tone will sound, and a button must be pressed to acknowledge and bypass the warning before the arming sequence can be completed.

If the power fails or is cut the security system will continue to protect, with all features including telephone dialing and alarm siren still ready for action using an easy to replace 9-volt alkaline back-up battery in the console. An indicator on the console will warn the owner when the battery needs changing.

The console will simply plug into any AC outlet and a telephone jack. Wireless Sensors will be attached to doors and/or windows. The passive Infrared Motion Detector will be attached to a wall using the supplied mounting bracket. All sensors will be battery powered, wireless and will send radio frequency (RF) signals to communicate with the base console, so there will be no unsightly wiring.

Competitive Advantages

•	professional reliability at a low price
•	will not require professional assistance for installation
•	no monthly monitoring charges
•	will be very easy to install with no need to run any wires
•	will feature a built-in programmable voice dialer - automatically dials up to 4 friends or neighbors for help and plays a message in your own voice.
•	listen-in feature will allow to hear what is happening inside the Home or Office.

Marketing

We intend to advertise our product in TV commercials and also have a website designed to brand our products and give or resellers support in their marketing efforts. We intend to have a cooperative marketing budget that would be geographically specific based on the gross volume of a particular reseller or distributor in that area. Our marketing efforts will drive home our “brand” name to help differentiate our products in the market place. We intend to allow only certified companies and alarm installer to carry our products to assure quality installations with local support.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the wireless alarm system industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, AD has no permanent staff other than its sole officer and director, Mr. Andre Moreira, who is the President and Chairman of the company. Mr. Moreira is employed elsewhere and has the flexibility to work on AD up to 10 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the company begins building its Internet website, it will hire an independent consultant to build the site. The company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

ALARMING DEVICES, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

FEBRUARY 28, 2009

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS’ EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

Chang G. Park, CPA, Ph. D.

( 2667 CAMINO DEL RIO SOUTH PLAZA B( SAN DIEGO ( CALIFORNIA 92126-3707(

( TELEPHONE (858)722-5953 ( FAX (858) 761-0341 ( FAX (858) 433-2979

( E-MAIL changgpark@gmail.[dot]com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Alarming Devices, Inc.

We have reviewed the accompanying balance sheets of Alarming Devices, Inc. (A Development Stage “Company”) as of February 28, 2009, and the related statements of operations, changes in stockholders’ equity, and cash flows for the three months ended February 28, 2009; and for the period from July 22, 2008 (inception) through February 28, 2009. These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company’s current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management’s plans in regard to its current status are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chang G. Park__

Chang G. Park, CPA

March 18, 2009

San Diego, California

ALARMING DEVICES, INC.

(A Development Stage Company)

BALANCE SHEETS

	February 28, 2009 (Unaudited)	August 31, 2008

ASSETS

CURRENT ASSETS
Cash	$ 2,123	$ -
TOTAL ASSETS	$ 2,123	$ -

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 7,251	$ -
Due to related party	2,395	-
TOTAL CURRENT LIABILITIES	$ 9,646	$ -

STOCKHOLDER’S EQUITY (DEFICIT )
Capital stock (Note 5)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
5,000,000 shares of common stock as of February 28, 2009 and August 31, 2008	5,000	5,000
Subscription receivable	-	(5,000)
Deficit accumulated during the development stage	(12,523)	-
Total stockholder’s deficit	$ (7,523)	$ -
Total Liabilities and Stockholder’s Equity	$ 2,123	$ -

The accompanying notes are an integral part of these financial statements

ALARMING DEVICES, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended February 28, 2009	Six Months Ended February 28, 2009	From July 22, 2008 (date of inception) to February 28, 2009

REVENUE
Revenue	$ -	$ -	$ -
Total revenue	-		-

EXPENSES
Office and general	740	2,135	2,135
Professional fees	4,888	10,388	10,388
Total operating expense	5,628	12,523	12,523

NET INCOME (LOSS)	$ (5,628)	$ (12,523)	$ (12,523)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$0.00	$0.00

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	5,000,000	5,000,000

The accompanying notes are an integral part of these financial statements

ALARMING DEVICES, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

FROM INCEPTION (July 22, 2008) TO FEBRUARY 28, 2009

	Common Stock		Additional Paid-in Capital	Share Subscription Receivable	Deficit Accumulated During the Exploration Stage	Total
	Number of shares	Amount

	-	$ -	$ -	$ -	$ -	$ -

Balance July 22, 2008
	5,000,000	5,000	-	(5,000)	-	-
Net Loss for the period ended August 31, 2008					-	-
Balance, August 31, 2008	5,000,000	5,000		(5,000)	-	-
Share subscription received				5,000		5,000
Net Loss for the period ended February 28, 2009					(12,523)	(12,523)
Balance, February 28, 2009	5,000,000	$ 5,000	$ -	-	$ (12,523)	$ (7,523)

The accompanying notes are an integral part of these financial statements

ALARMING DEVICES, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended February 28, 2009	July 22, 2008 (date of inception) to February 28, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (12,523)	$ (12,523)
Adjustment to reconcile net loss to net cash used in operating activities
Increase (decrease) in accrued expenses	7,251	7,251

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(5,272)	(5,272)
		-
CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in shareholder loan	2,395	2,395
Proceeds from sale of common stock	-	-
Subscription receivable	5,000	5,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	7,395	7,395

NET INCREASE (DECREASE) IN CASH	2,123	2,123

CASH, BEGINNING OF PERIOD	-	-

CASH, END OF PERIOD	$ 2,123	$ 2,123

Supplemental cash flow information and noncash financing activities:

Cash paid for:

Interest	$ -	$ -

Income taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements

ALARMING DEVICES, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

February 28, 2009

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Alarming Devices, Inc. (“Company”) is in the initial development stage and has incurred losses since inception totaling $ nil. The Company was incorporated on July 22, 2008 in the State of Nevada and established a fiscal year end of August. The Company is a development stage company and intends to import from China and supply a reliable and affordable home and commercial wireless alarm system.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No.109, “Accounting for Income Taxes” and clarified by FIN 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented. Related translation adjustments are reported as a separate component of stockholders’ equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

ALARMING DEVICES, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

February 28, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

Recent Accounting Pronouncements

SFAS 141(R) - In December 2007, the FASB issued SFAS 141(R), “Business Combinations.” This Statement replaces SFAS 141, “Business Combinations,” and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, “Accounting for Income Taxes,” to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets,” to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

SFAS 160 - In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements.” SFAS 160 amends Accounting Research Bulletin 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or

ALARMING DEVICES, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

February 28, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

SFAS 161 - In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities”, an amendment of SFAS No. 133. SFAS 161 applies to all derivative instruments and nonderivative instruments that are designated and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS 133 and related hedged items accounted for under SFAS 133. SFAS 161 requires entities to provide greater transparency through additional disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, results of operations, and cash flows. SFAS 161 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2008. We do not expect that the adoption of SFAS 161 will have a material impact on our financial condition or results of operation.

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founder’s shares. As of February 28, 2009, the Company had issued 5,000,000 Founder’s shares at $0.001 per share for net funds received by the Company of $5,000.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 – STOCK TRANSACTION

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of February 28, 2009, the Company has not granted any stock options and has not recorded any stock-based compensation.

ALARMING DEVICES, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

February 28, 2009

On August 11, 2008, the Company issued 5,000,000 shares of the common stock in the Company at $0.001 per share for $5,000 to the director of the Company.

NOTE 5 – STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following classes of capital stock as of February 28, 2009:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 5,000,000 shares issued and outstanding

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The components of the Company’s deferred tax asset as of February 28, 2009 are as follows:

February 28, 2009
Net operating loss carry forward	$12,523
Tax at statutory rate	35%
Deferred tax asset	$4,383
Valuation allowance	(4,383)
Net deferred tax asset	$0

The net federal operating loss carry forward will expire between 2027 and 2028. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 7– RELATED PARTY TRANSACTIONS

As of February 28, 2009, the Company received advances from a Director in the amount of $2,395. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

ALARMING DEVICES, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

AUGUST 31, 2008

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENTS OF STOCKHOLDERS’ EQUITY

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

Chang G. Park, CPA, Ph. D.

( 2667 CAMINO DEL RIO S. PLAZA B ( SAN DIEGO ( CALIFORNIA 92108-3707(

( TELEPHONE (858)722-5953 ( FAX (858) 761-0341 ( FAX (858) 433-2979

( E-MAIL changgpark@gmail.com(

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Alarming Devices, Inc

We have audited the accompanying balance sheets of Alarming Devices, inc. (A Development Stage “Company”) as of August 31, 2008 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from July 22, 2008 (inception) to August 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alarming Devices, Inc. as of August 31, 2008, and the result of its operations and its cash flows for the period from July 22, 2008 (inception) to August 31, 2008 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Chang Park

CHANG G. PARK, CPA

October 16, 2008

San Diego, CA.

ALARMING DEVICES, INC.

(A Development Stage Company)

BALANCE SHEETS

August 31, 2008

ASSETS

CURRENT ASSETS
Cash	$ -
TOTAL ASSETS	$ -

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ -
Due to related party	-
Loan	-
TOTAL CURRENT LIABILITIES	$ -

STOCKHOLDER’S EQUITY (DEFICIT )
Capital stock (Note 4)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
5,000,000 shares of common stock	5,000
Subscription receivable	(5,000)
Deficit accumulated during the exploration stage	-
Total stockholder’s deficit	$ -
Total Liabilities and Stockholder’s Equity	$ -

The accompanying notes are an integral part of these financial statements

ALARMING DEVICES, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

Cumulative results of operations from July 22, 2008 (date of inception) to August 31, 2008

REVENUE
Revenue	$-
Total revenue	-

EXPENSES
Office and general	-
Professional fees	-
Total operating expense	-

NET INCOME (LOSS)	$-

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$0.00

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	2,500,000

The accompanying notes are an integral part of these financial statements

ALARMING DEVICES, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FROM INCEPTION (July 22, 2008) TO AUGUST 31, 2008

	Common Stock		Additional Paid-in Capital	Share Subscription Receivable	Deficit Accumulated During the Exploration Stage	Total
	Number of shares	Amount

Balance July 22, 2008	-	$ -	$ -	$ -	$ -	$ -

Common stock issued for cash at $0.001 per share
- August 11, 2008	5,000,000	5,000	-	(5,000)	-	-
Net Loss for the period ended August 31, 2008	-	-	-	-	- -	-
Balance, August 31, 2008	5,000,000	$ 5,000	$ -	$ (5,000)	$ -	$ -

The accompanying notes are an integral part of these financial statements

ALARMING DEVICES, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

(Audited)

July 22, 2008 (date of inception) to August 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ -
Adjustment to reconcile net loss to net cash used in operating activities
Increase (decrease) in accrued expenses	-
Increase in shareholder loan	-

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	-

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-
Subscription receivable	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	-

NET INCREASE (DECREASE) IN CASH	-

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$ -

Supplemental cash flow information and noncash financing activities:

Cash paid for:

Interest	$ -

Income taxes	$ -

The accompanying notes are an integral part of these financial statements

ALARMING DEVICES, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2008

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Alarming Devices, Inc. (“Company”) is in the initial development stage and has incurred losses since inception totaling $ nil. The Company was incorporated on July 22, 2008 in the State of Nevada and established a fiscal year end of August. The Company is a development stage company and intends to import from China and supply a reliable and affordable home and commercial wireless alarm system.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No.109, “Accounting for Income Taxes” and clarified by FIN 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.

Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

ALARMING DEVICES, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented. Related translation adjustments are reported as a separate component of stockholders’ equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

Recent Accounting Pronouncements

SFAS 141(R) - In December 2007, the FASB issued SFAS 141(R), “Business Combinations.” This Statement replaces SFAS 141, “Business Combinations,” and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, “Accounting for Income Taxes,” to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets,” to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R)  applies  prospectively to  business  combinations for  which  the acquisition date is on or  after the

ALARMING DEVICES, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

SFAS 160 - In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements.” SFAS 160 amends Accounting Research Bulletin 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

SFAS 161 - In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities”, an amendment of SFAS No. 133. SFAS 161 applies to all derivative instruments and nonderivative instruments that are designated and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS 133 and related hedged items accounted for under SFAS 133. SFAS 161 requires entities to provide greater transparency through additional disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, results of operations, and cash flows. SFAS 161 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2008. We do not expect that the adoption of SFAS 161 will have a material impact on our financial condition or results of operation.

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in

ALARMING DEVICES, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founder’s shares. As of August 31, 2008, the Company had issued 5,000,000 Founder’s shares at $0.001 per share for net funds receivable to the Company of $5,000.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 – STOCK TRANSACTION

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of August 31, 2008, the Company has not granted any stock options and has not recorded any stock-based compensation.

On July 25, 2008, a director of the Company agreed to purchase 5,000,000 shares of the common stock in the Company at $0.001 per share for $5,000.

NOTE 5 – STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following classes of capital stock as of August 31, 2008:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 5,000,000 shares issued and outstanding

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Our specific goal is to import and supply an affordable wireless alarm system.  We intend to accomplish the foregoing through the following milestones:

1.

After this registration statement is effective, our president plan to begin to contact factories in China and then travel to negotiate prices, approve prototypes and do all the necessary arrangements. We expect to complete this step within 150 days of the effective date of this registration statement.

2.

We intend to search for a suitable location for storage, to order some of alarms and have them shipped from China and stored for future sales. We also intend to hire an outside web designer to develop our website. We expect to have our products in stock and our website ready within 300 days of the effective date of this registration statement.

3.	As soon as our website is operational, we will begin to market our product on TV commercials. Marketing is an ongoing matter that will continue during the life of our operations

In summary, we anticipate that we will be fully operational within 360 days of the effective date of this registration statement.

Results of Operations

For the period from inception through August 31, 2008, we had no revenue and no expenses, resulting in no Net loss.

Capital Resources and Liquidity

As of August 31, 2008 we had no cash.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the company. However, if such financing were available, because we are a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the company will not be sufficient to continue maintaining a reporting status. The company’s sole officer and director, Mr. Moreira has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Should the Company fail to raise capital through this offering and Mr. Moreira is unwilling or unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised. As the Company does not currently have enough cash to pay all of its liabilities and if the Company is unable to raise funds from this offering the Company may be able to issued restricted common shares to its liabilities in order to clear its liabilities. There can be no assurance that any creditor the company has would accept restricted shares in the Company as a form of settlement.

The Company as of its last quarter had $2,123 with liabilities of $9,646 costs mostly associated with the filing of this prospectus. As of the filing of this prospectus Mr. Moreira has lent the Company $7,000 dollars to bring the Company’s payables up to date.

Off-balance sheet arrangements

Other than the above described situation, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Andre Luiz Nascimento Moreira Rua Fernando Melao Martine, 58, Sao Paulo, SP, Brazil 04438-290	25	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Andre Luiz Nascimento Moreira has been a martial arts instructor since 2001. He has also acted as personal trainer and he holds international teaching, coaching and fighting experience. An International awarded amateur and professional fighter, Mr. Moreira has instructed security agents with Self Defense techniques and tactics throughout the years.

Mr. Moreira has taught martial arts, swimming classes and acted as Personal trainer at: FitCorp Gym (2001), Kraft Gym (2001-2003), Esquina Atletica Gym (2003-2005), Raia Livre Gym (2003-today), Academia Kainagua Empreendimentos Esportivos S/C Ltda (2003-today). All those gyms are located in Sao Paulo, SP- Brazil.

He has a bachelor degree in Physical Education from FMU (Faculdades Metropolitanas Unidas - Metropolitan Colleges United - 2008).

Conflicts of Interest

At the present time, the company does not foresee any direct conflict between Mr. Moreira other business interests and his involvement in AD.

EXECUTIVE COMPENSATION

AD has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (July 22nd, 2008) through August 31, 2008.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andre Moreira President	2008	0	0		0	0	0	0	0

We did not pay any salaries in 2008. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of August 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Andre Moreira	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of AD has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. AD may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (July 22nd, 2008) through August 31, 2008.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andre Moreira	0	0	0	0	0	0	0

At this time, AD has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Andre Moreira, Rua Fernando Melao Martine, 58, Sao Paulo, SP, Brazil 04438-290	5,000,000	100%	71.4%	78.6%	85.7%	92.9%

	All Officers and Directors as a Group (1 person)	5,000,000	100%	71.4%	78.6%	85.7%	92.9%

[1]

The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Moreira is the only “promoter” of our company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 11, 2008, we issued a total of 5,000,000 shares of common stock to Mr. Andre Moreira, our sole officer and director, for total cash consideration of $5,000. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the company, are as follows:

Legal and Accounting	$ 4,000.00
SEC Filing Fee	$ 2.36
Printing	$ 200.00
Transfer Agent	$ 1,500.00
TOTAL	$ 5,702.36

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

AD is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

August 11, 2008

We have issued 5,000,000 common shares to our sole officer and director for total consideration of $5,000, or $0.001 per share.

The shares were offered and sold in reliance on the exemption from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation (1)
3(ii)	By-laws (1)
5	Opinion re legality (1)
23	Consent of experts and counsel

(1) Previously filed as an Exhibit to the registrant’s Form S-1, filed with the Securities and Exchange Commission on January 29, 2009.

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of Alarming Devices, Inc., dated July 22nd, 2008.

Exhibit 3(ii)

Bylaws of Alarming Devices, Inc. approved and adopted on July 22nd, 2008.

Exhibit 5

Opinion of Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70TH Street, Seattle, Washington , dated October 29, 2008, regarding the legality of the securities being registered.

Exhibit 23

Consent of Chang G. Park, CPA – PCAOB Practice, 2667 Camino Del Rio South Plaza B, San Diego, CA, dated March 19, 2009, regarding the use in this Registration Statement of their review report and financial statements of Alarming Devices, Inc. for the period ending February 31, 2009.

Consent of Chang G. Park, CPA – PCAOB Practice, 2667 Camino Del Rio South Plaza B, San Diego, CA , dated October 27, 2008, regarding the use in the previously filed form S-1Registration Statement of their report of the auditors and financial statements of Alarming Devices, Inc. for the period ending August 31, 2008. (Filed on January 29, 2009).

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sao Paulo, State of Sao Paulo, Brazil, on this 20th day of March, 2009.

Alarming Devices, Inc.

/s/ Andre Luiz Nascimento Moreira

Andre Luiz Nascimento Moreira

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Andre Luiz Nascimento Moreira

Andre Luiz Nascimento Moreira

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

July 24, 2009